Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

WASHINGTON, D.C. – February 25, 2020 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter and full year ended December 31, 2019.

Highlights for the Quarter Ended December 31, 2019:

•	Net income of $1.6 million, or $0.02 per share on a fully diluted basis
•	FFO of $25.3 million, or $0.30 per share on a fully diluted basis
•	FFO, as Adjusted of $25.9 million, or $0.31 per share on a fully diluted basis
•	CAD of $22.4 million
•	Acquired a 66,818-square foot U.S. Citizenship and Immigration Services (USCIS) facility in Tustin, California (“USCIS - Tustin")
•	Acquired a 56,330-square foot Department of Veterans Affairs (VA) outpatient facility in the Northeast Region (“VA - Northeast")
•

Issued 1,435,616 shares of the Company’s common stock through the Company’s $200.0 million ATM program (the “March 2019 ATM Program”), including through the settlement of forward sale transactions, raising gross proceeds of approximately $32.0 million to maintain balance sheet strength

•

Launched a new At-the-Market (ATM) program pursuant to which the Company may issue and sell shares of common stock having an aggregate offering price of up to $300.0 million including through the sale of shares on a forward basis (the “December 2019 ATM Program”)

•	Maintained portfolio occupancy at 100%

Highlights for the Year Ended December 31, 2019:

•	Net income of $8.2 million, or $0.10 per share on a fully diluted basis
•	FFO of $94.4 million, or $1.20 per share on a fully diluted basis
•	FFO, as Adjusted of $92.8 million, or $1.18 per share on a fully diluted basis
•	CAD of $81.3 million
•

Completed the acquisition of eight properties for an aggregate purchase price of approximately $381.3 million, including the final three properties of the 14-property portfolio acquired under a purchase and sale agreement signed in June 2018

•	Completed the strategic disposition of the Customs and Border Protection (CBP) facility in Chula Vista, California (“CBP - Chula Vista”)
•	Grew the Company’s LEED certified portfolio by 15% based on rentable square feet
•

Successfully renewed the 43,345-square foot federal courthouse in El Centro, California (“JUD - El Centro”) for a 15-year term, the 96,607-square foot Federal Bureau of Investigation (FBI) field office in

Richmond, Virginia (“FBI - Richmond”) for a 20-year term, and, subsequent to quarter end, the 98,184-square foot FBI field office in Albany, New York (“FBI - Albany”) for a 15-year term
•	Completed the re-development of the 69,624-square foot Food and Drug Administration (FDA) laboratory located in Alameda, California and commenced a brand new, 20-year lease term
•

Awarded the lease for the re-development of a 162,000-square foot FDA laboratory in Atlanta, Georgia, and acquired the underlying property. Upon completion, the FDA will occupy the facility with a brand new 20-year lease

•	Issued 6,496,196 shares of common stock for approximately $128.4 million of gross proceeds through the Company’s ATM programs, including through the settlement of forward sale transactions
•

Completed a $275.0 million private placement of senior unsecured notes (the “Notes”), comprised of three tranches with a weighted average maturity of 12.4 years and a weighted average interest rate of 3.85%

“The Company’s ability to deliver strong risk adjusted returns through the ownership of government-leased real estate is what sets us apart from other REITs,” said William C. Trimble, III, Easterly’s CEO. “By hitting the upper end of our guidance for 2019 we delivered on our stated goals for our shareholders.”

Portfolio Operations

As of December 31, 2019, the Company wholly owned 70 operating properties in the United States, encompassing approximately 6.5 million square feet in the aggregate, including 68 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. As of December 31, 2019, the portfolio had a weighted average age of 12.8 years, based upon the date the property was built or renovated-to-suit, was 100% occupied, and had a weighted average remaining lease term of 7.5 years.

The Company currently has two active build-to-suit projects, each for the beneficial use of the FDA, totaling approximately 222,000-square feet. One project – the 59,690-square foot FDA laboratory in Lenexa, Kansas – is under construction. The second project – the approximately 162,000-square foot FDA laboratory in Atlanta, Georgia – is in the design development stage. Separate 20-year leases with the General Services Administration (GSA) will commence at each of the locations upon completion.

2019 Acquisitions, Dispositions and Development Activities

In 2019, the Company acquired eight properties totaling 1,189,575-square feet for an aggregate contractual purchase price of approximately $381.3 million. In addition, the Company completed the strategic disposition of one CBP facility in Chula Vista, California. Further, the Company was awarded one re-development project in Atlanta, Georgia and delivered one re-development project in Alameda, California, which is now an operating property in the Company’s portfolio.

On January 31, 2019, the Company completed the acquisition of the final three properties of the 14-property portfolio acquired under a purchase and sale agreement signed in June 2018. The three properties represent an aggregate of 355,426-square feet and were acquired for a combined purchase price of $152.5 million. The three properties include:

•	DEA - Sterling

DEA - Sterling serves as a special testing and research laboratory to assist the DEA in performing mission critical forensic analyses. The 49,692-square foot facility was built-to-suit in 2001 and includes evidence rooms, computer labs, cryptography and various other specialized laboratories. The facility is 100% leased through 2020.

•FDA - College Park

FDA - College Park houses a laboratory for the FDA’s Center for Food Safety and Applied Nutrition (CFSAN), one of the FDA’s seven product-oriented centers.  The 80,677-square foot office and laboratory was built-to-suit in 2004 and is 100% leased through 2029. The facility is part of the University of Maryland’s Research Park and is located two blocks from CFSAN headquarters in the Harvey W. Wiley Building, forming a campus which links university researchers, students and staff with federal laboratories and private sector companies.

•	Various GSA - Portland

Various GSA - Portland, a Class A multi-tenanted asset, was built in 2002 and is strategically located within Portland’s Central City Plan District along the MAX light rail system. The 225,057-square foot facility is occupied by tenants such as the U.S. Department of Agriculture (USDA), U.S. Army Corp of Engineers (ACOE), FBI and the Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF).

On May 8, 2019, the Company acquired a 403,737-square foot U.S. Joint Staff Command (JSC) facility located in Suffolk, Virginia (“JSC - Suffolk"). JSC - Suffolk is comprised of two modern, Class A buildings 100% leased to the GSA and occupied by the Department of Defense’s (DoD) U.S Joint Staff Command division. The two-building facility sits on just over 40 acres and provides over 10,000 square feet of Secure Compartmented Information Facility (SCIF) space and over 118,000 square feet of specialized cooling and raised floor area for the facility’s data center operations. This Level IV Security facility was recently re-leased to the GSA for a firm term of 10 years that expires in June 2028 with an additional five-year option.

On May 8, 2019, the Company strategically sold one of its older facilities, the 59,322-square foot CBP facility located in Chula Vista, California. With the sale of CBP - Chula Vista, the Company reduced the average age of its overall portfolio. Constructed in 1998, CBP - Chula Vista is a build-to-suit property that serves as the CBP’s San Diego Sector Headquarters.

On May 9, 2019, the Company acquired a 137,679-square foot FBI field office in New Orleans, Louisiana (“FBI - New Orleans”). FBI - New Orleans is a four-story single tenant facility located on a 6.6-acre site chosen by the government that houses the FBI’s New Orleans Division, which oversees federal operations in all of Louisiana, including six satellite offices in Baton Rouge, Alexandria, Lafayette, Lake Charles, Monroe and Shreveport. This build-to-suit construction was originally completed in 1999 and renovated in 2006 and is 100% occupied by the FBI until August 2029 under a non-cancelable remaining lease term of 10 years. Additionally, the GSA has an option to renew the lease for an additional 10-year term, expiring in 2039.

On June 20, 2019, the Company announced a 20-year non-cancelable lease award for the re-development of a 162,000-square foot FDA laboratory in Atlanta, Georgia (“FDA - Atlanta"). As one of these 13 field laboratories, FDA - Atlanta will house both laboratory and office space for the Atlanta District Office as well as the Southeast Food and Feed Laboratory (SFFL) and Southeast Tobacco Laboratory (STL). The Atlanta District Office oversees the regulatory operations within the Atlanta region, while the SFFL provides laboratory testing and regulation for the region, as well as research into new methodologies and regulatory areas within the FDA. The FDA Atlanta region covers operations in Alabama, Florida, Georgia, Louisiana, Tennessee, Mississippi, North Carolina, South Carolina, U.S. Virgin Islands, and Puerto Rico. The state-of-the-art facility will house four separate laboratories for nutritional analysis, chemistry, microbiology and tobacco. The facility will be designed to meet the requirements of the National Institutes of Health Design Requirements Manual (NIH DRM) whereby the building systems will be designed specifically for important FDA functions.

On August 22, 2019, the Company acquired a 169,585-square foot Environmental Protection Agency (EPA) Regional Headquarters in Lenexa, Kansas (“EPA - Lenexa"). EPA - Lenexa is a single tenant GSA-leased office building which serves as the Region 7 headquarters for the EPA. Originally constructed in 2007, the two-level office building, which is situated on a 30.5-acre parcel of land, underwent a large-scale renovation-to-suit for the EPA in 2012 whereby the facility received U.S. Green Building Council’s (USGBC) LEED® Gold for New Construction (version 2009) certification in April 2014. The building also received the LEED Platinum for Existing Buildings (version 2009) certification in February 2015. The Region 7 Office building was also awarded the ENERGY STAR® in 2014 and in 2016 with a score of 94. This modern facility is 100% occupied by the EPA under its original 15-year lease, which expires in 2027, subject to a five-year renewal option, thus potentially carrying the term through October 2032.

On August 27, 2019, the lease commenced at the newly re-developed 69,624-square foot FDA laboratory in Alameda, California. Easterly had previously acquired the rights to a lease award to re-develop the new FDA regional laboratory, one of 13 regional laboratories located throughout the country. The Company’s 20-year non-cancelable lease commenced with the GSA for the beneficial use of the FDA following the successful completion of the approximately $83.0 million re-development project. FDA - Alameda is a mission critical laboratory that includes a blend of office and laboratory space, all specifically designed to promote the health and safety of the American public by assuring the safety, efficacy and security of human and veterinary drugs, our nation’s food supply, biological products, medical devices and other products, including cosmetics.

On October 22, 2019, the Company acquired a 66,818-square foot USCIS facility in Tustin, California. USCIS - Tustin is a single tenant, LEED Certified office building, 100% leased to the GSA for the beneficial use of USCIS. The facility recently underwent a sizeable renovation-to-suit for USCIS whereby the tenant provided a substantial capital investment into this facility. The government recently signed a 15-year lease for the building, which expires in 2034.

On November 21, 2019, the Company acquired a 56,330-square foot VA outpatient facility located in the Northeast United States. This state-of-the-art facility is an expansion and relocation of an existing VA facility in the region. Further, the facility benefits from its proximity to the existing VA Hospital Campus. This build-to-suit outpatient facility, which is subject to an initial, non-cancelable lease term of 15 years, has been designed to achieve Green Globes Certification for New Construction.

Balance Sheet and Capital Markets Activity

As of December 31, 2019, the Company had total indebtedness of $907.8 million comprised of $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $450.0 million of senior unsecured notes, and $207.8 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). As of December 31, 2019, the Company had no borrowings outstanding on its revolving credit facility. At December 31, 2019, Easterly’s outstanding debt had a weighted average maturity of 8.1 years and a weighted average interest rate of 3.8%. As of December 31, 2019, Easterly’s Net Debt to total enterprise value was 30.9% and its Net Debt to annualized quarterly EBITDA and Adjusted Net Debt to annualized quarterly pro-forma EBITDA ratios were 6.5x and 6.1x, respectively.

On September 12, 2019, the Company completed the private placement of $275.0 million of fixed rate senior unsecured notes. The Notes were issued and sold by Easterly Government Properties, LP, the Company’s operating partnership, in the following three tranches:

•	3.73% Series A Senior Notes due September 12, 2029 in an aggregate principal amount of $85.0 million,
•	3.83% Series B Senior Notes due September 12, 2031 in an aggregate principal amount of $100.0 million, and
•	3.98% Series C Senior Notes due September 12, 2034 in an aggregate principal amount of $90.0 million.

The Notes were issued with a weighted average maturity of 12.4 years and weighted average interest rate of 3.85%.

During the quarter ended December 31, 2019, the Company issued 1,435,616 shares of the Company’s common stock at a weighted average price of $22.26 per share through the Company’s March 2019 ATM Program, raising gross proceeds of approximately $32.0 million. During the year ended 2019, the Company issued 6,496,196 shares of the Company’s common stock at a weighted average price of $19.77 per share through the Company’s ATM programs, raising gross proceeds of approximately $128.4 million to maintain balance sheet strength.

Dividend

On February 19, 2020, the Board of Directors of Easterly approved a cash dividend for the fourth quarter of 2019 in the amount of $0.26 per common share. The dividend will be payable March 26, 2020 to shareholders of record on March 5, 2020.

Subsequent Events

On January 7, 2020, the Company acquired a 116,500-square foot Defense Health Agency (DHA) mission critical facility in Aurora, Colorado (“DHA - Aurora”).  DHA - Aurora, a build-to-suit property specifically constructed for the DHA, was originally built in 1998 and underwent a sizeable renovation in 2018 upon the execution of a new 15-year lease. The facility is 87% leased to the GSA for the beneficial use of the DHA with a lease expiration of April 2034. This facility houses a portion of the DHA’s health insurance program, referred to as TRICARE. The TRICARE Program is responsible for providing insurance to approximately 9.5 million beneficiaries through private medical providers or the DHA’s own network of 51 military hospitals, 424 military medical clinics and 248 dental facilities located worldwide.

Subsequent to quarter end, the Company issued 200,000 shares of the Company’s common stock at a weighted average price of $24.42 per share through the Company’s March 2019 ATM Program, raising gross proceeds of approximately $4.9 million to maintain balance sheet strength.

Guidance

Outlook for the 12 Months Ending December 31, 2020

The Company is reiterating its guidance for 2020 FFO per share on a fully diluted basis in a range of $1.22 - $1.24.

	Low	High
Net income (loss) per share – fully diluted basis	$0.10	0.12
Plus: real estate depreciation and amortization	$1.12	1.12
FFO per share – fully diluted basis	$1.22	1.24

This guidance assumes $200 million of acquisitions and $40 - $50 million of gross development-related investment during 2020.

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, amortization of above-/below-market leases, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation and other non-cash items. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the

Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties. Certain prior year amounts have been updated to conform to the current year FFO, as Adjusted definition.

Net Debt and Adjusted Net Debt. Net Debt represents consolidated debt (reported in accordance with GAAP) adjusted to exclude unamortized premiums and discounts and deferred financing fees, less cash and cash equivalents. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) the lesser of i) anticipated lump-sum reimbursement amounts and ii) the cost to date for each project under construction and 2) 40% times the amount by which the cost to date exceeds anticipated lump-sum reimbursement amounts for each project under construction. These adjustments are made to 1) remove the estimated portion of each project under construction that has been financed with debt which may be repaid with anticipated cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction, in excess of anticipated lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 20 of the Company’s Q4 2019 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 2:00 p.m. Eastern Standard time on February 25, 2020 to review the fourth quarter and year end 2019 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through March 10, 2020 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13698395. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 25, 2020 and under the heading “Risk Factors” in our other public filings.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	December 31, 2019	December 31, 2018
Assets
Real estate properties, net	$1,988,726	$1,626,617
Cash and cash equivalents	12,012	6,854
Restricted cash	3,537	4,251
Deposits on acquisitions	1,800	7,070
Rents receivable	27,788	21,140
Accounts receivable	15,820	11,690
Deferred financing, net	1,749	2,459
Intangible assets, net	168,625	165,668
Interest rate swaps	541	4,563
Prepaid expenses and other assets	13,991	11,238
Total assets	$2,234,589	$1,861,550

Liabilities
Revolving credit facility	-	134,750
Term loan facilities, net	248,602	248,238
Notes payable, net	446,927	173,778
Mortgage notes payable, net	206,312	209,589
Intangible liabilities, net	24,578	30,835
Deferred revenue	54,659	3,066
Interest rate swaps	5,837	1,797
Accounts payable and accrued liabilities	47,833	34,244
Total liabilities	1,034,748	836,297

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
74,832,292 and 60,849,206 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively.	748	608
Additional paid-in capital	1,257,319	1,017,415
Retained earnings	20,004	12,831
Cumulative dividends	(210,760)	(139,103)
Accumulated other comprehensive (loss) income	(4,690)	2,412
Total stockholders' equity	1,062,621	894,163
Non-controlling interest in Operating Partnership	137,220	131,090
Total equity	1,199,841	1,025,253
Total liabilities and equity	$2,234,589	$1,861,550

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues
Rental income	$56,161	$46,234	$208,544	$154,489
Tenant reimbursements	3,602	1,500	10,210	4,870
Other income	1,014	474	2,968	1,232
Total revenues	60,777	48,208	221,722	160,591

Expenses
Property operating	13,974	9,349	48,279	30,912
Real estate taxes	6,415	5,538	23,643	17,311
Depreciation and amortization	23,722	21,072	92,439	66,403
Acquisition costs	297	556	1,738	1,579
Corporate general and administrative	5,902	4,128	20,184	14,824
Total expenses	50,310	40,643	186,283	131,029

Other income (expenses)
Interest expense, net	(8,856)	(6,922)	(33,460)	(22,903)
Gain on the sale of operating property	-	-	6,245	-
Net income	1,611	643	8,224	6,659

Non-controlling interest in Operating Partnership	(179)	(53)	(1,017)	(955)
Net income available to Easterly Government
Properties, Inc.	$1,432	$590	$7,207	$5,704

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.02	$0.01	$0.10	$0.09
Diluted	$0.02	$0.01	$0.10	$0.08

Weighted-average common shares outstanding:
Basic	73,990,247	60,810,173	68,769,526	53,511,137
Diluted	74,523,217	61,846,131	69,208,966	54,931,380

Net income, per share - fully diluted basis	$0.02	$0.01	$0.10	$0.11

Weighted average common shares outstanding -
fully diluted basis	83,696,279	69,654,783	78,566,181	62,499,743

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income	$1,611	$643	$8,224	$6,659
Depreciation and amortization	23,722	21,072	92,439	66,403
Interest expense	8,856	6,922	33,460	22,903
Tax expense	264	103	690	368
Gain on sale of operating property	-	-	(6,245)	-
EBITDA	$34,453	$28,740	$128,568	$96,333

Pro forma adjustments(1)	419
Pro forma EBITDA	$34,872

Net income	$1,611	$643	$8,224	$6,659
Depreciation and amortization	23,722	21,072	92,439	66,403
Gain on the sale of operating property	-	-	(6,245)	-
FFO	$25,333	$21,715	$94,418	$73,062
Adjustments to FFO:
Acquisition costs	297	556	1,738	1,579
Straight-line rent and other non-cash adjustments	(600)	(1,384)	(2,276)	(5,640)
Amortization of above-/below-market leases	(1,559)	(1,856)	(6,320)	(8,593)
Amortization of deferred revenue	(697)	(67)	(1,007)	(191)
Non-cash interest expense	358	321	1,333	1,197
Non-cash compensation	2,764	732	4,909	3,039
FFO, as Adjusted	$25,896	$20,017	$92,795	$64,453

FFO, per share - fully diluted basis	$0.30	$0.31	$1.20	$1.17
FFO, as Adjusted, per share - fully diluted basis	$0.31	$0.29	$1.18	$1.03

FFO, as Adjusted	$25,896	$20,017	$92,795	$64,453
Acquisition costs	(297)	(556)	(1,738)	(1,579)
Principal amortization	(861)	(826)	(3,391)	(3,189)
Maintenance capital expenditures	(1,367)	(952)	(4,421)	(3,304)
Contractual tenant improvements	(965)	(447)	(1,906)	(1,678)
Cash Available for Distribution (CAD)	$22,406	$17,236	$81,339	$54,703

Weighted average common shares outstanding -
fully diluted basis	83,696,279	69,654,783	78,566,181	62,499,743

1 Pro forma assuming a full quarter of operations from the two properties acquired in the fourth quarter of 2019.

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

December 31, 2019
Total Debt(1)	$907,755
Less: cash and cash equivalents	(12,012)
Net Debt	$895,743
Less: adjustment for projects under construction(2)	(41,271)
Adjusted Net Debt	$854,472

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4.